UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: March 28, 2015


                                 T-REX OIL, INC.
                  -------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                 000-51425                 98-0422451
-----------------------------   ------------------   ---------------------------
(State or other jurisdiction    (Commission File            (IRS Employer
     of incorporation)                Number)          Identification Number)


                520 ZANG STREET, SUITE 250, BROOMFIELD, CO 80021
         -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  (720)502-4483
         -------------------------------------------------------------
               Registrant's telephone number, including area code



         -------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

T-REX OIL, INC. (THE "COMPANY") IS FILING THIS AMENDMENT NO. 1 TO ITS FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON APRIL 1, 2015 FOR THE PURPOSE OF REVISING ITEM 2.01 TO INCLUDE DISCLOSURES AS TO THE APRIL 9, 2015 AMENDMENT TO THE SHARE EXCHANGE AGREEMENT DISCLOSED IN A CURRENT REPORT ON FORM 8-K FILED WITH THE SEC ON APRIL 15, 2015 AND TO UPDATE ITEM 9.01 TO INCLUDE THE AUDITED FINANCIAL STATEMENTS OF WESTERN INTERIOR OIL AND GAS CORPORATION FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS AS OF MARCH 31, 2015. ALL OF OTHER INFORMATION IN THIS FILING SPEAKS AS OF THE ORIGINAL DATE OF THE FILING.


                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
-------------------------------------------------------------

ACQUISITION OF WESTERN INTERIOR OIL AND GAS CORPORATION

On March 28, 2015, the Company entered into a Share Exchange Agreement by and among itself and Western Interior Oil and Gas Corporation ("WIOG"), a Wyoming corporation, and the Shareholders of Western Interior Oil and Gas Corporation ("WIOG Shareholders.")

The original Share Exchange Agreement, dated February 24, 2015 and reported in a Current Report on Form 8-K filed on February 25, 2015 has been amended concurrent with the closing. A copy of the amended Share Exchange Agreement, dated March 28, 2015 ("the Amended Agreement") and was filed as an exhibit to such filing.

Under the Amended Agreement, effective March 31, 2015, WIOG common shares have been exchanged for common shares of T-Rex, whereby 7,465,180 shares of our restricted common stock were exchanged for 83% of the issued and outstanding shares of WIOG concurrent with closing, and 1,530,000 shares of restricted common stock were to be held in escrow for the exchange of the remaining 17% of WIOG.

After closing, on April 9, 2015, the Share Exchange Agreement was amended a second time ("the Second Amendment.") The terms of the acquisition of the remaining 17% of the issued and outstanding shares of WIOG were amended. Rather than acquiring the 17% for 1,530,000 of our restricted common shares, we will instead purchase the remaining 17% by assuming certain repurchase agreements between SchwabenKaptial GmbH, WIOG and its dissident shareholders and as a result acquired the remaining 17% of WIOG. As part of these agreements, we assumed certain promissory notes issued to the dissenting shareholders in the amount of $1,770,047 that are secured by WIOG assets. This amendment was disclosed in a Current Report on Form 8-K filed on April 15, 2015 and is incorporated by reference herein.

WIOG has producing and development oil and gas properties in the Bighorn, Wind River, Hanna and Washakie Basins of Wyoming. WIOG has approximately 16,000 gross acres, currently producing over 50 net barrels of oil per day and numerous developmental drilling locations.

                    SECTION 3 - SECURITIES AND TRADING MARKET

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
--------------------------------------------------

Pursuant to the Amended Agreement, we exchanged 7,465,168 shares of our restricted common stock for 83% of the issued and outstanding shares of WIOG. We relied upon Regulation D Rule 506(b) for the exemption from registration of the shares in this transaction.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN DIRECTORS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
--------------------------------------------------------------------------------

Concurrent with the Amended Share Exchange Agreement, T-Rex has accepted Werner Biberacher and Eckhardt Huber-Flotho as nominees to its Board of Directors. At the time of this filing, neither nominee has been formally appointed to our Board of Directors.

WERNER BIBERACHER, AGE 49

Mr. Biberacher has served as President (since 2014) and a Director (since 2010) of WIOG. Since 2014, he has served as the Operating Managing Director of NIFE Energy Solutions, GmbH, a German corporation. Since 2010 he has served as the Managing Director and owner of SchwabenKapital GmbH, a German corporation. In 2003, he received a Master Degree in Finance and MFC (IOFC, Berlin) and in 2001 a degree in Finanzwirt (BBw Berlin.)

Mr. Biberacher will bring to the Board of Directors experience with not only the oil and gas industry, but also the finance industry.

ECKHARDT HUBER-FLOTHO, AGE 73

Mr. Huber-Flotho has experience in the real estate, construction, investment and oil and gas industries. In 2006 he was the co-founder of WIOG and has served as a director of WIOG since its founding. Since 1997, he has had various responsibilities in financing and directing oil and gas companies.

Mr. Huber-Flotho will bring to the Board of Directors not only oil and gas industry experience, but also oil and gas financing experience.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following is a complete list of financial statements filed at the end of this Report.

     Western Interior Oil and Gas Corporation Financial Statements for the Years Ended December 31, 2014 and 2013, which includes:

          Report of Independent Registered Public Accounting Firm

          Balance Sheet as of December 31, 2014 and 2013

          Statement of Operations for Years Ended December 31, 2014 and 2013

          Statement of Changes in Stockholders' Equity for the Years Ended December 31, 2014 and 2013

          Statement of Cash Flows for the Years Ended December 31, 2014 and 2013

          Notes to the Financial Statements

(B) PRO FORMA FINANCIAL INFORMATION. The following is a complete list of the pro forma financial statements filed as part of this Report.

          Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2015

          Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended March 31, 2015

          Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2015 and Statements of Operations for the Year Ended March 31, 2015

(D) EXHIBITS. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     EXHIBIT NO.                        DESCRIPTION
     ------------ --------------------------------------------------------------
      10.1        Share Exchange Agreement, dated March 28, 2015 (1)
      10.2        Amendment to Share Exchange Agreement, dated April 9, 2015 (2)

     ------------
     (1) Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K filed with the SEC on April 1, 2015.

     (2) Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K filed with the SEC on April 15, 2015.

                    WESTERN INTERIOR OIL AND GAS CORPORATION

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF  DIRECTORS  AND  STOCKHOLDERS  OF WESTERN  INTERIOR  OIL AND GAS
CORPORATION:

We have audited the accompanying balance sheets of Western Interior Oil and Gas Corporation ("the Company") as of December 31, 2014 and 2013 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Interior Oil and Gas Corporation, as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ B F Borgers CPA PC

B F BORGERS CPA PC
Lakewood, CO
July 13, 2015

                                              WESTERN INTERIOR OIL AND GAS CORPORATION
                                                           BALANCE SHEETS


                                                                                              December 31,
                                                                       ------------------------------------------------------------
                                                                                 2014                               2013
                                                                       -------------------------          -------------------------
ASSETS
   Current assets
Cash and cash equivalents                                              $                122,231           $                261,699
Accounts receivable trade, net                                                           67,544                            103,246
Prepaid and other current assets                                                         19,919                              4,785
                                                                       -------------------------          -------------------------
   Total current assets                                                                 209,694                            369,730
                                                                       -------------------------          -------------------------

   Property and equipment
Oil and gas properties at cost, successful efforts
 method of accounting
   Proved                                                                             5,653,933                          5,879,677
   Unproved                                                                           5,585,583                          6,895,399
Other                                                                                   479,223                            496,321
                                                                       -------------------------          -------------------------
   Total property and equipment                                                      11,718,739                         13,271,397
Less accumulated depreciation, depletion and amortization                            (1,705,675)                        (1,683,252)
                                                                       -------------------------          -------------------------
   Net property and equipment                                                        10,013,064                         11,588,145
                                                                       -------------------------          -------------------------

   Long-term assets
Note receivable - officer                                                                35,853                             40,368
Other long-term assets                                                                  143,903                            143,902
                                                                       -------------------------          -------------------------
   Total long-term assets                                                               179,756                            184,270
                                                                       -------------------------          -------------------------

   Total assets                                                        $             10,402,514           $             12,142,145
                                                                       =========================          =========================


   Current liabilities
Current maturities of debt                                             $                147,236           $                102,603
Accounts payable and accrued liabilities                                                530,618                            196,409
Accrued liabilities, related party                                                       26,255                            250,493
Current portion of asset retirement obligations                                         123,209                            142,349
Debt, related party                                                                     673,873                                  -
                                                                       -------------------------          -------------------------
   Total current liabilities                                                          1,501,191                            691,854
                                                                       -------------------------          -------------------------

   Long-term liabilities
Long term debt net of current portion                                                         -                              4,368
Asset retirement obligations                                                            329,925                            312,070
                                                                       -------------------------          -------------------------
   Total long-term liabilities                                                          329,925                            316,438
                                                                       -------------------------          -------------------------

   Total liabilities                                                                  1,831,116                          1,008,292
                                                                       -------------------------          -------------------------

Commitments and Contingencies                                                                 -                                  -

STOCKHOLDERS' EQUITY
Class A common shares, no par value, unlimited number of shares
   authorized; 43,945 shares issued and outstanding                                   3,031,803                          3,031,803
Class B common shares, no par value, unlimited number of shares
   authorized; 147,649 shares issued and outstanding                                 12,187,195                         12,187,195
Accumulated deficit                                                                  (6,647,600)                        (4,085,145)
                                                                       -------------------------          -------------------------
   Total stockholders' equity                                                         8,571,398                         11,133,853
                                                                       -------------------------          -------------------------

   Total liabilities and stockholders' equity                          $             10,402,514           $             12,142,145
                                                                       =========================          =========================

The accompanying notes are an integral part of these financial statements.

                                       WESTERN INTERIOR OIL AND GAS CORPORATION
                                               STATEMENTS OF OPERATIONS





                                                                                For the Years Ended
                                                                                    December 31,
                                                               -----------------------------------------------------
                                                                       2014                                   2013
                                                               ---------------------           ---------------------
Revenue:
   Oil and gas sales                                           $          1,054,997            $          1,378,505
                                                               ---------------------           ---------------------
                  Total revenues                                          1,054,997                       1,378,505
                                                               ---------------------           ---------------------

Operating expenses:
   Lease operating expenses                                                 589,540                         508,890
   Production taxes                                                         139,264                         184,547
   Depreciation, depletion, amortization and accretion                      356,669                         573,306
   Impairment of unproved properties                                      1,345,287                       1,703,020
   General and administrative expenses                                    1,133,924                         947,233
                                                               ---------------------           ---------------------
             Total operating expenses                                     3,564,684                       3,916,996
                                                               ---------------------           ---------------------

Loss from operations                                                     (2,509,687)                     (2,538,491)
                                                               ---------------------           ---------------------

Other income (expense):
   Other Income                                                               4,043                           4,611
   Interest income                                                            1,178                           1,607
   Interest expense                                                         (57,989)                         (9,870)
                                                               ---------------------           ---------------------
                Total other income                                          (52,768)                         (3,652)
                                                               ---------------------           ---------------------

Loss before income taxes                                                 (2,562,455)                     (2,542,143)

Income tax benefit                                                                -                         768,859
                                                               ---------------------           ---------------------

Net loss                                                       $         (2,562,455)           $         (1,773,284)
                                                               =====================           =====================

Net loss per common share
   Basic and diluted                                           $             (13.37)           $              (9.26)
                                                               =====================           =====================

Weighted average number of common shares
   Basic and diluted                                                        191,594                         191,594
                                                               =====================           =====================


The accompanying notes are an integral part of these financial statements.

                                             WESTERN INTERIOR OIL AND GAS CORPORATION
                                                 STATEMENT OF STOCKHOLDERS' EQUITY



                                          CLASS A                          CLASS B
                                        COMMON STOCK                     COMMON STOCK                                    TOTAL
                                -----------------------------    -----------------------------      ACCUMULATED      STOCKHOLDERS'
                                   SHARES          AMOUNT           SHARES          AMOUNT           (DEFICIT)          EQUITY
                                -------------   -------------    -------------   -------------    --------------   ---------------
BALANCES, December 31, 2012           43,945    $  3,031,803          147,649    $ 12,187,195     $  (2,311,861)   $   12,907,137

   Net loss for the period                 -               -                -               -        (1,773,284)       (1,773,284)
                                -------------   -------------    -------------   -------------    --------------   ---------------
BALANCES, DECEMBER 31, 2013           43,945    $  3,031,803          147,649    $ 12,187,195     $  (4,085,145)   $   11,133,853

   Net loss for the period                 -               -                -               -        (2,562,455)       (2,562,455)
                                -------------   -------------    -------------   -------------    --------------   ---------------
BALANCES, DECEMBER 31, 2014           43,945    $  3,031,803          147,649    $ 12,187,195     $  (6,647,600)   $    8,571,398
                                =============   =============    =============   =============    ==============   ===============


The accompanying notes are an integral part of these financial statements.

                                          WESTERN INTERIOR OIL AND GAS CORPORATION
                                                  STATEMENTS OF CASH FLOWS



                                                                                         For the Years Ended
                                                                                             December 31,
                                                                            -----------------------------------------------
                                                                                   2014                          2013
                                                                            -------------------          ------------------
OPERATING ACTIVITIES
   Net (loss) from operations attributable to
     common stockholders                                                    $       (2,562,455)          $      (1,773,284)
   Adjustments to reconcile net (loss) to net cash
    flows (used in) operating activities:
      Depreciation, depletion, amortization and accretion                              356,669                     573,306
      Impairment of unproved properties                                              1,345,287                   1,703,020
      Loss on disposition of assets                                                        384                           -
      Deferred income taxes                                                                  -                    (768,859)
   Changes in operating assets and liabilities:
       Accounts receivable trade                                                        35,702                      53,110
       Prepaid and other current assets                                                (15,134)                      3,263
       Accounts payable and accrued liabilities                                        334,209                      21,791
       Accrued liabilities, related party                                             (224,238)                          -
                                                                            -------------------          ------------------

Net cash used in operating activities                                                 (729,576)                   (187,653)
                                                                            -------------------          ------------------

INVESTING ACTIVITIES
   Additions to property and equipment                                                (119,515)                   (167,695)
   Proceeds from note receivable - officer, net of repayment                            (4,515)                      4,325
                                                                            -------------------          ------------------

Net cash used in investing activities                                                 (124,030)                   (163,370)
                                                                            -------------------          ------------------

FINANCING ACTIVITIES
   Funds from short-term notes, net of repayment                                        44,633                           -
   Funds from debt, related party                                                      673,873                           -
   Payment of long-term debt                                                            (4,368)                    (19,130)
                                                                            -------------------          ------------------

Net cash provided by (used in) financing activities                                    714,138                     (19,130)
                                                                            -------------------          ------------------

NET CHANGE IN CASH                                                                    (139,468)                   (370,153)
                                                                                             -
CASH, Beginning                                                                        261,699                     631,852
                                                                            -------------------          ------------------

CASH, Ending                                                                $          122,231           $         261,699
                                                                            ===================          ==================

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
   Interest paid                                                            $           31,644           $           8,251
                                                                            ===================          ==================
   Income taxes paid                                                        $                -           $               -
                                                                            ===================          ==================

The accompanying notes are an integral part of these financial statements.

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2014 AND 2013

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

Western Interior Oil and Gas Corporation (the "Company"), a Wyoming C corporation, was incorporated on August 25, 2005 as a result of a merger and combination of McCutcheon Energy Company and Western Interior Natural Resources, LLC, both wholly owned by Timothy J. McCutcheon. The Company is engaged in the acquisition, exploration, and development of oil and gas properties. Its interests in undeveloped acreage and producing wells are located primarily in Wyoming.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. There are many factors, including global events, which influence the production, processing, marketing, and valuation of crude oil and natural gas. A reduction in the valuation of oil and gas properties resulting from declining prices or production could adversely impact depletion rates and valuation test limitations.

Depreciation, depletion, and amortization of oil and gas properties and the impairment of oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, and restore the Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. Oil and gas pricing estimates also factor into estimated future cash flow projections, which are used in assessing impairment for the Company's oil and gas properties.

Other significant estimates include the estimated cost and timing related to asset retirement obligations.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

CONCENTRATIONS OF CREDIT RISK

The Company's producing properties are primarily located in Wyoming, and the oil and gas production is sold to various purchasers based on market index prices. The risk of non-payment by these purchasers is considered minimal, and the Company does not generally obtain collateral for sales. The Company continually monitors the credit standing of the primary purchasers.

During the years ended December 31, 2014 and 2013, one purchaser accounted for 79% and 91% of total revenues, respectively. At December 31, 2014 and 2013, the same purchaser accounted for 69% and 87% of oil and gas sales receivables, respectively.

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          Notes To Financial Statements
                           December 31, 2014 And 2013


OIL AND GAS PROPERTIES

The Company uses the successful efforts method of accounting for oil and gas activities. Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves.
Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties.

During the year 2014, the Company abandoned wells and retired properties that were part of its proved properties amortizable base and charged these costs in the amount of $145,467 to accumulated depreciation, depletion and amortization.

Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value. When impairment occurs, a loss is recognized. When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the years ended December 31, 2014 and 2013, impairments to unproved properties related to expired leases were recorded in the amounts of $1,345,287 and $1,703,020, respectively. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of unproved properties.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities are reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities. Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties. At December 31, 2014 and 2013, no capitalized developmental costs were included in WIP.

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of-production method based on proved reserves and estimated salvage values. For the years ended December 31, 2014 and 2013, the Company recorded $331,275 and $511,452, respectively of depreciation and depletion expense on oil and gas properties.

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. There was an impairment to proved properties for the years ended December 31, 2014 and 2013, in the amount of $145,467 and $0, respectively

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2014 AND 2013


OTHER PROPERTY AND EQUIPMENT

Other property and equipment is recorded at cost and is depreciated over the estimated useful lives upon being placed in service. Depreciation expense for the years ended December 31, 2014 and 2013 was $25,394 and $32,126, respectively.

ASSET RETIREMENT OBLIGATIONS

The Company records estimated future asset retirement obligations ("ARO") related to its oil and gas properties. The Company records the estimated fair value of a liability for ARO in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. The increased carrying value is depleted using the units-of-production method, and the discounted liability is increased through accretion over the remaining life of the respective oil and gas properties.

The estimated liability is based on historical industry experience in abandoning wells, including estimated economic lives, external estimates as to the cost to abandon the wells in the future, and federal and state regulatory requirements. The Company's liability is discounted using management's best estimate of its credit-adjusted, risk-free rate. Revisions to the liability could occur due to changes in estimated abandonment costs, changes in well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells.

A reconciliation of the changes in the Company's liability is as follows:

                                                 For the Years Ended
                                                     December 31,
                                               2014                  2013
                                          -------------         --------------
ARO - bginning of year                    $    454,419          $     424,691
Deletions                                      (30,936)                     -
Accretion expense                               29,651                 29,728
                                          -------------         --------------

                                               453,134                454,419

Less current portion                           123,209                142,349
                                          -------------         --------------

ARO - end of year                         $    329,925          $     312,070
                                          =============         ==============


REVENUE RECOGNITION

The Company recognizes oil and gas revenues when production is sold to a purchaser and title and risk of loss is transferred.

INCOME TAXES

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statement that will result in taxable or deductible amounts in future years. The Company's temporary differences result primarily from depletion of oil and gas properties under the successful efforts method of accounting.

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2014 AND 2013

The Company's deferred income taxes include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company evaluates its tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax positions will more likely than not be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are not recorded as a tax benefit or expense in the current year. Interest and penalties, if applicable, are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed for the years ended December 31, 2014 or 2013.

NET LOSS PER SHARE

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period.

Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company has no outstanding dilutive securities at December 31, 2014 and 2013.

SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through the issuance of the financial statements.

NOTE 2 - GOING CONCERN AND MANAGEMENT'S PLAN
--------------------------------------------

The Company's consolidated financial statements for the years ended December 31, 2014 and 2013 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $2,562,455 and $1,773,284 for the years ended December 31, 2014 and 2013, respectively, and an accumulated deficit of $6,647,600 as of December 31, 2014. At December 31, 2014, the Company had a working capital deficit of $(1,291,497).

The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

NOTE 3 - RELATED PARTY
----------------------

During the year 2014, the Company discontinued employment relationships with its officers and immediately entered into consulting agreements with entities owned by such officers. In addition, the Company entered into a consulting agreement with its current director. Under the agreements, the director and former officers were engaged to perform day-to-day operational services and other activities of the Company. Total fees were paid to these entities and director during 2014 in the amount of $452,562.

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2014 AND 2013

During the year 2014, the Company paid in full accrued salaries owed at December 31, 2013 to its former officers in the amount of $250,493.

During the year 2014, the Company borrowed funds in the amount of $673,873 from entities controlled by its current directors. The Company owes $673,873 at December 31, 2014 plus accrued interest at the rate of 8.00% per annum in the amount of $26,255. See Note 7 - Subsequent Events.

A former officer of the Company borrowed funds from the Company in the form of a secured promissory note and at December 31, 2014 and 2013, owes the Company $40,328 and $44,737, respectively. The secured promissory note is collateralized by shares of the Company's common stock and is due in March of 2023 with monthly payments in the amount of $450 including interest at the rate of 2.40% per annum. The Company at December 31, 2014 and 2013 is owed $40,328 and $44,737, respectively including the current portion of $4,475 and $4,369, respectively.

NOTE 4 - DEBT
-------------

The Company has a secured line-of-credit with a bank in the amount of $350,000 collateralized by certain oil and gas properties of the Company that matures on February 28, 2015 including interest at the rate of prime plus 2.50% with a minimum interest rate of 7.0% per annum. The Company at December 31, 2014 and 2013 owes $144,617 and 94,944, respectively. See Note 7 - Subsequent Events.

The Company has a secured promissory note with a bank that is collateralized by equipment and is due in April of 2015 including interest at the rate of 2.49% per annum. The Company at December 31, 2014 and 2013 owes $2,619 and $12,027, respectively.

NOTE 5 - STOCKHOLDERS' EQUITY
-----------------------------

The Company has authorized unlimited number of shares with no par value of Class A, Class B, and Class C common stock. The Company at December 31, 2014 and 2013, had issued and outstanding 43,945 and 147,649 shares of Class A and Class B shares, respectively. There are no Class C shares issued and outstanding. The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of the various share classes.

Class A shares have unlimited voting rights and are entitled to receive a pro rata share of the net assets of the Company upon dissolution. Class B shares have no voting rights and are entitled to receive a pro rata share of the net assets of the Company upon dissolution and shall have preference, along with Class A shares, over any other class with respect to dividends, which are cumulative.

NOTE 6 - INCOME TAXES
---------------------

The Company's deferred tax assets or liabilities are computed based on the difference between the financial statement basis and tax basis of certain assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period.

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2014 AND 2013


The provision for income tax is comprised of the following:

                                                    For the Years Ended
                                                         December 31,
                                              ---------------------------------
                                                   2014              2013
                                              ---------------   ---------------
Current
  Federal                                     $            -    $            -
  State                                                    -                 -
                                              ---------------   ---------------
              Total current income tax                     -                 -
                                              ---------------   ---------------

Deferred
  Federal                                                  -           768,859
  State                                                    -                 -
                                              ---------------   ---------------
              Total deferred income tax                    -           768,859
                                              ---------------   ---------------

Income tax benefit                            $            -    $      768,859
                                              ===============   ===============

The effective income tax rate for the years ended December 31, 2014 and 2013 differs from the U.S. Federal statutory rate due to the following:


                                                    For the Years Ended
                                                       December 31,
                                             ----------------------------------
                                                  2014               2013
                                             ---------------    ---------------

Federal statutory income tax rate            $     896,859      $     864,329
Permanent items                                       (112)            19,285
Change in valuation allowance                     (896,747)          (114,755)
                                             ---------------    ---------------
                                             $           -      $     768,859
                                             ===============    ===============

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2014 AND 2013


The following is a summary of the Company's deferred tax assets and liabilities:

                                                          December 31,
                                                    2014               2013
                                               ---------------    --------------
Long-term deferred tax assets:
  Federal net operating loss carryforwards     $  3,306,705       $  3,130,104

  Other                                             237,132             60,724
Long-term deferred tax liabilities:

  Property, plant and equipment                     609,982             66,244
  Valuation allowance                            (4,153,819)        (3,257,072)
                                               ---------------    --------------
Net long-term deferred tax assets
                                               $          -       $          -
                                               ===============    ==============

The Company for income tax purposes at December 31, 2014 had net operating loss carryforwards of approximately $9,500,000 and $8,700,000 which expire before 2035. Internal Revenue Code Section 382 imposes limitations on a company's ability to recognize certain deferred tax assets upon a change of control of the Company. On June 1, 2011, the Company had a change of control event under
Section 382, which will limit its ability to utilize its deferred tax assets, including net operating loss carryforwards, to offset future taxable income.

The Company has material operations in the state of Wyoming however Wyoming does not impose a corporate income tax. The tax years that remain open to examination by the U.S. Internal Revenue Service are years 2011 through 2014. Due to the Company's net operating loss carryforwards, the Internal Revenue Service may also adjust the amount of loss realizable under examination back to 2007.

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2014 AND 2013


NOTE 7 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

OPERATING LEASES

The Company leases office space and equipment under non-cancelable operating leases. Future minimum lease payments under these leases are as follows:


                Year Ending December 31,

                        2015                      $       65,859
                        2016                              67,917
                        2017                              65,939
                        2018                              67,819
                        2019                              34,829
                                                  ---------------
                                                  $      302,363
                                                  ===============

LITIGATION

The Company is party to litigation from time to time as part of its normal course of business. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company. The Company was not a party to any litigation at December 31, 2014.

NOTE 8 - SUBSEQUENT EVENTS
--------------------------

On March 28, 2015, the Company entered into a Share Exchange Agreement by and among itself and T-Rex Oil Inc. ("T-Rex"), a Colorado corporation, and the Shareholders of Western Interior Oil and Gas Corporation ("WIOG Shareholders") (the "Amended Agreement"). The original Share Exchange Agreement, dated February 24, 2015 has been amended concurrent with the closing.

Under the Amended Agreement effective March 31, 2015, WIOG common shares have been exchanged for common shares of T-Rex whereby 7,465,168 shares of T-Rex's restricted common stock were exchanged for 83% of the issued and outstanding shares of WIOG concurrent with closing, and 1,530,000 shares of T-Rex's restricted common stock were to be held in escrow for the exchange of the remaining 17% of WIOG.

After closing, on April 9, 2015, the Share Exchange Agreement was amended a second time ("the Second Amendment.") The terms of the acquisition of the remaining 17% of the issued and outstanding shares of WIOG were amended. Rather than acquiring the 17% for 1,530,000 of T-Rex's restricted common shares, T-Rex instead purchased the remaining 17% by assuming certain repurchase agreements between SchwabenKapital GmbH, the Company and its dissident shareholders and as a result T-Rex acquired the remaining 17% of WIOG. As part of these agreements, T-Rex assumed certain promissory notes issued to the dissenting shareholders in the amount of $1,770,047 that are secured by the Company's assets.

                    WESTERN INTERIOR OIL AND GAS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2014 AND 2013

RELATED PARTY

As disclosed in Note 2 of these financial statements, the Company at December 31, 2014 owed an amount of $673,873 to two entities controlled by current directors of the Company. On March 28, 2015, the Company agreed to exchange 12,368 shares of its Class A common stock in full payment of this debt including $40,351 of accrued and unpaid interest.

DEBT

As disclosed in Note 3 of these financial statements, the Company has a line-of-credit with a bank that matures on February 28, 2015. The maturity of this line-of-credit has been extended until May 30, 2015.

                               UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS

T-Rex Oil Inc. ("T-Rex"), a public reporting company acquired 100% of the stock of Western Interior Oil and Gas Corporation ("WIOG"), a private operating company effective March 31, 2015 after agreeing to issue 7,465,168 of its shares of common stock and assume the issuance of promissory notes to the WIOG shareholders. Therefore, the unaudited pro forma condensed combined financial statements as of and for the year ended March 31, 2015 have been prepared based on certain pro forma adjustments to: (i) the historical unaudited consolidated financial statements of T-Rex Oil Inc. and Subsidiary as of and for the year ended March 31, 2015; and (ii) The historical unaudited financial statements of Western Interior Oil and Gas Corporation as of and for the year ended March 31, 2015. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical financial statements and adjustments related thereto.

The unaudited pro forma condensed combined balance sheet has been prepared as if the Acquisition had occurred as of March 31, 2015 and the unaudited pro forma condensed combined statement of operations has been prepared as if the Acquisition occurred as of April 1, 2014.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the transaction been completed during the periods presented.


UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2015

                                                             HISTORICAL
                                                     ----------------------------
                                                        T-REX          WESTERN
                                                         OIL,        INTERIOR OIL
                                                       INC. AND        AND GAS        PRO FORMA             PRO FORMA
                                                      SUBSIDIARY     CORPORATION     ADJUSTMENTS   NOTES     COMBINED
                                                     ------------   -------------   ------------  ------  ------------
ASSETS
CURRENT ASSETS
Cash                                                 $  532,772      $   103,771     $         -           $  636,543
Accounts receivable                                         387           35,273               -               35,660
Loan to affiliate                                        50,000                -               -               50,000
Prepaids                                                 31,287           15,651               -               46,938
                                                     ------------   -------------   ------------          ------------
TOTAL CURRENT ASSETS                                    614,446          154,695               -              769,141
                                                     ------------   -------------   ------------          ------------

PROPERTY AND EQUIPMENT
Oil and Gas Properties-using successful
 efforts method
  Proved                                                      -        5,652,799       4,350,826      1    10,003,625
  Unproved                                            2,502,408        5,585,583               -            8,087,991
Other                                                    74,876          321,479                              396,355
                                                     ------------   -------------   ------------          ------------
            Total Property and Equipment              2,577,284       11,559,861       4,350,826           18,487,971

Less accumulated depreciation, depletion,
 amortization & accretion                             1,376,923        1,624,017               -            3,000,940
                                                     ------------   -------------   ------------          ------------
             Net oil and gas properties               1,200,361        9,935,844       4,350,826           15,487,031
                                                     ------------   -------------   ------------          ------------

GOODWILL                                                      -                -       7,780,336      1             -
                                                                                      (7,780,336)     5
DEPOSITS AND OTHER ASSETS                                111,585         183,129               -              294,714
                                                     ------------   -------------   ------------          ------------
TOTAL ASSETS                                         $ 1,926,392    $ 10,273,668    $  4,350,826          $16,550,886
                                                     ============   =============   ============          ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable and accrued liabilities       $    39,124    $    621,777    $         -           $   660,901
      Notes payable                                       20,630         144,275      1,770,047       2     1,934,952
      Asset retirement obligations                             -         163,389              -               163,389
                                                     ------------   -------------   ------------          ------------
TOTAL CURRENT LIABILITIES                                 59,754         929,441      1,770,047             2,759,242

LONG-TERM LIABILITIES
      Asset retirement obligations, net of
       current portion                                         -         295,905              -               295,905
                                                     ------------   -------------   ------------          ------------

TOTAL LIABILITIES                                         59,754       1,225,346      1,770,047             3,055,147
                                                     ------------   -------------   ------------          ------------

SHAREHOLDERS' EQUITY:
Preferred stock, par value of $0.001                           -               -              -                     -
Common stock, par value of $0.001                          7,830      16,624,571    (16,617,106)      3        15,295

Additional paid-in capital                             5,135,444               -     19,401,972       4    24,537,416

Accumulated deficit                                   (3,276,636)     (7,576,249)      (204,087)      4   (11,056,972)
                                                     ------------   -------------   ------------          ------------

Total stockholders' equity                             1,866,638       9,048,322      2,580,779            13,495,739
                                                     ------------   -------------   ------------          ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 1,926,392    $ 10,273,668    $ 4,350,826          $ 16,550,886
                                                     ============   =============   ============          ============

UNAUDITED PRO FORMA  CONDENSED  COMBINED  STATEMENT OF  OPERATIONS  FOR THE YEAR
ENDED MARCH 31, 2015


                                                                  HISTORICAL
                                                        -------------------------------
                                                            T-REX          WESTERN
                                                              OIL,        INTERIOR OIL
                                                           INC. AND        AND GAS             PRO FORMA               PRO FORMA
                                                          SUBSIDIARY        CORPORATION       ADJUSTMENTS    NOTES      COMBINED
                                                        --------------    --------------     --------------  ------  --------------
REVENUE
Oil and gas revenue                                     $           -     $     895,182      $           -           $     895,182
                                                        --------------    --------------     --------------          --------------
Total Revenue                                                       -           895,182                  -                 895,182
                                                        --------------    --------------     --------------          --------------

COSTS AND EXPENSES
      Production taxes                                              -           126,059                  -                 126,059
      Lease operating expense                                  30,089           546,003                  -                 576,092
General and administrative expense                          1,744,263         1,007,603                  -               2,751,866
Exploration expense                                         1,444,742                 -                  -               1,444,742
Asset impairment                                               34,029         1,345,287          7,780,336      5        9,159,652
Depreciation, depletion, amortization and accretion            10,143           352,259                  -                 362,402
                                                        --------------    --------------     --------------          --------------
Total Costs and Expenses                                    3,263,266         3,377,211          7,780,336              14,420,813
                                                        --------------    --------------     --------------          --------------

OPERATING LOSS                                             (3,263,266)       (2,482,029)        (7,780,336)            (13,525,631)
                                                        --------------    --------------     --------------          --------------

OTHER INCOME/(EXPENSE)
      Interest expense                                              -           (74,495)                 -                 (74,495)
      Other income (expense)                                        -          (686,966)                 -                (686,966)
Interest income                                                    61             1,164                  -                   1,225
                                                        --------------    --------------     --------------          --------------
Total Other Income/(Expense)                                       61          (760,297)                 -                (760,236)
                                                        --------------    --------------     --------------          --------------

NET LOSS                                                $  (3,263,205)    $  (3,242,326)     $  (7,780,336)          $ (14,285,867)
                                                        ==============    ==============     ==============          ==============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED           $       (1.25)    $      (16.92)               N/A           $       (1.42)
                                                        ==============    ==============     ==============          ==============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
 BASIC AND DILUTED                                          2,615,447           191,594          7,273,574      6       10,080,615
                                                        ==============    ==============     ==============          ==============


                        NOTES TO THE UNAUDITED PRO FORMA
              CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2015
                                       AND
           STATEMENTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2015

NOTE 1
------

In accordance with the accounting treatment of an Acquisition under ASC 805, the purchase price is allocated to the fair value of the acquired company's assets and liabilities on the date of the assumed Acquisition, with any remainder assigned to goodwill. This allocation is based upon a review of the fair value of WIOG's net assets including an independent reserve study of WIOG's oil and gas properties as of May 31, 2015. In this case, T-Rex Oil Inc. acquired 100% of Western Interior Oil and Gas Corporation's outstanding shares of common stock in exchange for the issuance of 7,465,168 shares of its common stock and promissory notes.


The pro forma unaudited condensed combined balance sheet as of March 31, 2015 presented above reflects the allocation of the preliminary estimated purchase price of approximately $21,192,047 which is the expected estimated fair value of T-Rex's common stock on the assumed date of the Acquisition, March 31, 2015, based upon the issuance of 7,465,168 shares of T-Rex's common stock valued at $2.60 per share plus the issuance of promissory notes in the amount of $1,770,047.

PRELIMINARY PURCHASE PRICE ALLOCATION

                                                                                                                AS OF
                                                                                                            MARCH 31, 2015
PURCHASE PRICE PAID BY T-REX FOR 100% OF WIOG OUTSTANDING SHARES:
   T-Rex shares issued to WIOG shareholders                           7,465,168
   Fair value of T-Rex share at date of assumed Acquisition              $ 2.60         $ 19,409,437

   Promissory notes issued to WIOG shareholders                                            1,770,047
                                                                                   ------------------

Purchase price of WIOG at 100%                                                                               $ 21,179,484

FAIR VALUE OF 100% OF WIOG NET ASSETS:
                                              Historical          Fair Value             Change
                                          ------------------  ------------------   ------------------
   Current assets                         $         154,695   $         154,695    $               -
   Oil and gas properties - proved, net           4,107,424           8,458,250            4,350,826
   Oil and gas properties - unproved              5,585,583           5,585,583                    -
   Equipment, net                                   242,837             242,837                    -
   Other assets                                     183,129             183,129                    -
                                          ------------------  ------------------   ------------------
     Total assets                                10,273,668          14,624,494            4,350,826
                                          ------------------  ------------------   ------------------

   Current liabilities                              929,441             929,441                    -
   Long term liabilities                            295,905             295,905                    -
                                          ------------------  ------------------   ------------------
   Total liabilities                              1,225,346           1,225,346                    -
                                          ------------------  ------------------   ------------------
                                                                                                   -
NET ASSETS - 100%                         $       9,048,322   $      13,399,148    $       4,350,826                 9,048,322
                                          ==================  ==================   ==================   -----------------------


Excess of purchase price over carrying cost of net assets                                                           12,131,162

Excess attributable to identifiable assets                                                                           4,350,826
                                                                                                        -----------------------

Excess attributable to goodwill                                                                         $            7,780,336
                                                                                                        =======================


NOTE 2
------

This pro forma adjustment reflects the issuance of promissory notes in exchange for 33,085 shares of WIOG common stock owned (or 17% of WIOG's outstanding equity) on the date of the assumed Acquisition.

Face  value of  promissory  notes  assumed by T-Rex at the  assumed  date of the
Acquisition   $1,770,047
              ==========

NOTE 3
------

This pro forma adjustment presents the effect on the common stock, at par, of the combined company where T-Rex Oil Inc. is the acquirer and WIOG is the acquiree in the Acquisition. As a result, the common stock share number is adjusted to include the shares issued to the shareholders of WIOG on the date of the assumed Acquisition. The following illustrates the shares outstanding after the Acquisition:


T-Rex Oil Inc. shareholders before the assumed Acquisition          7,829,857

T-Rex Oil Inc. shares issued to WIOG shareholders                   7,465,168
                                                                  ------------

Total common stock outstanding pursuant to assumed Acquisition     15,295,025
                                                                  ============

Par value of common stock                                         $     0.001
                                                                  ============

Pro forma Combined Common stock, at par                           $    15,295
                                                                  ============

NOTE 4
------

This pro forma adjustment presents the effect of acquisition accounting on additional paid-in capital and accumulated deficit of the combined company where T-Rex Oil Inc. is the acquirer and Western Interior Oil and Gas Corporation is the acquiree in the assumed Acquisition.

                                                                AS OF
ADDITIONAL PAID IN CAPITAL                                 MARCH 31, 2015
                                                           --------------
T-Rex Oil Inc. additional paid in capital                  $   5,135,444
Fair value of T-Rex Oil Inc.'s 7,465,168 shares of common
 stock issued to WIOG shareholders                            19,409,437  Note 1
T-Rex Oil Inc. adjustment to par value based on shares
 to be issued to former WIOG shareholders upon the assumed
  Acquisition                                                     (7,465)
                                                           --------------
Pro forma combined additional paid-in capital              $  24,537,416
                                                           ==============



ACCUMULATED DEFICIT
T-Rex Oil Inc. accumulated deficit                         $  (3,276,636)
Asset impairment upon the assumed Acquisition                 (7,780,336) Note 5
                                                           --------------
Pro forma combined accumulated deficit                     $ (11,056,972)
                                                           ==============

NOTE 5
------

This pro forma adjustment presents the effect of impairment on long-lived assets under ASC 360. This impairment testing is the result of the assumed Acquisition of WIOG by T-Rex Oil Inc. as of March 31, 2015 and the allocation of net assets as reported in Note 1. Further, as reported in Note 1, the assumed Acquisition resulted in an allocation of the purchase price to goodwill in the amount of $7,780,336. In testing the carrying amount of goodwill, indicators are present that indicate the carrying amount of goodwill is not recoverable. As a result, an impairment has been recorded.

                                                                      As of
                                                                 March 31, 2015
                                                                ----------------
Allocation to goodwill upon the assumed Acquisition of WIOG         $ 7,780,336

Total undiscounted future cash flow from goodwill                             -
                                                                ----------------
Pro forma Combined asset impairment adjustment reported in
 the statement of operations for the year ended March 31, 2015      $ 7,780,336
                                                                ================

NOTE 6
------

The post-acquisition pro forma equity will reflect T-Rex Oil Inc.'s common stock as T-Rex Oil Inc. is the acquirer. Shares used to calculate the unaudited pro forma basic and diluted loss per share were computed by adding the shares to be issued upon the assumed Acquisition, as if the Acquisition occurred on April 1, 2014, to the weighted average number of shares outstanding of T-Rex Oil Inc. for the year ended March 31, 2015. Potentially dilutive securities for the year ended March 31, 2015 consist of in-the-money outstanding options and warrants to purchase T-Rex Oil Inc.'s common stock and were excluded from the calculations of diluted loss per share because their inclusion would have been anti-dilutive to the combined entity's net loss.

BASIC AND DILUTED NET LOSS PER SHARE
                                                              FOR THE YEAR ENDED
                                                                MARCH 31, 2015
                                                              ------------------

Pro forma combined net loss                                       $ (14,285,867)

T-Rex Oil Inc. weighted average shares of common stock
 outstanding                                                          2,615,447

T-Rex Oil Inc. shares to be issued to former Western Interior Oil
 and Gas Corporation shareholders upon the assumed Acquisition        7,465,168
                                                                  --------------
Pro forma weighted average number of shares outstanding for the
 year ended March 31, 2015                                           10,080,615
                                                                  ==============

Pro forma combined basic and diluted net loss per share                $ (1.42)
                                                                  ==============

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                 T-REX OIL, INC.



                                  By:      /S/ Don Walford
                                     -----------------------------------------
                                         Don Walford, Chief Executive Officer


                                  Date: July 15, 2015